UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

EasyLink Services International Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24996	13-3645702
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6025 The Corners Parkway, Suite 100 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 533-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 7, 2007, EasyLink Services International Corporation (the “Registrant”), EasyLink Services Corporation, a wholly-owned subsidiary of the Registrant (the “Company”), and j2 Global Communications, Inc. (“j2 Global”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company sold to j2 Global on that date certain assets and liabilities of the Company relating to and used in the Company’s web-based fax delivery service. The aggregate purchase price paid by j2 Global was $5.3 million in cash, subject to adjustment and a holdback amount as set forth in the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1. Other than in respect of this transaction, there is no material relationship between j2 Global and the Registrant or any of its affiliates, or any director or officer of the Registrant, or any associate of any such director or officer.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement, dated December 7, 2007, by and among EasyLink Services International Corporation, EasyLink Services Corporation and j2 Global Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

By: /s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: December 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated December 7, 2007, by and among EasyLink Services International Corporation, EasyLink Services Corporation and j2 Global Communications, Inc.